UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.
On September 22, 2015, M. G. Waldbaum Company (“Purchaser”), a wholly owned subsidiary of Post Holdings, Inc. (“Post” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with the sellers and owners named therein (the “Sellers”) pursuant to which Post will purchase from the Sellers (the “Acquisition”) all of the membership interests of Willamette Egg Farms, LLC (“WEF”), a producer, processor and wholesale distributor of eggs and egg related products. Pursuant to the terms of the Agreement, the closing is expected to occur early in the first quarter of fiscal 2016.
The purchase price payable under the Agreement is $90 million, on a debt-free, cash-free basis, subject to working capital and other adjustments. Post intends to fund the Acquisition with cash on hand.
The Agreement contains customary representations, warranties and indemnities for a transaction of this type, including covenants which relate to the operation of the WEF business during the period between signing and closing. The closing of the Acquisition is subject to various closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), as well as other customary closing conditions. In addition, Purchaser and the Sellers have agreed to indemnify each other for certain losses, and a portion of the purchase price will be held in escrow to secure the Sellers’ indemnification obligations under the Agreement. The Agreement may be terminated by the mutual consent of parties, and under certain other circumstances, including if the closing of the Acquisition has not occurred by October 31, 2015.
The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Agreement or the business acquired thereunder. The Agreement contains representations and warranties that the parties to the agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securityholders, and (iii) were made only as of the date of the Agreement or as of such other date or dates as may be specified in the Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Post’s public disclosures. Investors and securityholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.
Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K are forward-looking statements, including the expected timing of the Acquisition. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include risks related to, among other things, obtaining regulatory approval of or non-objection to the Acquisition; the potential impact on the business due to uncertainty about the Acquisition; the retention of WEF employees and the ability of Post to successfully integrate operations; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for both parties; other business transaction costs; actual or contingent liabilities of the acquired business; the inability to predict the future success or market acceptance of the acquired business; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Item 7.01.    Regulation FD Disclosure
On September 23, 2015, Post issued a press release announcing that it has entered into an agreement to acquire WEF. The press release is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific referencing in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibits Number	Description

2.1*	Membership Interest Purchase Agreement, dated as of September 22, 2015, by and among M.G. Waldbaum Company, and the sellers and owners named therein
99.1	Press Release dated September 23, 2015

*The schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation
S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange
Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

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